Exhibit 99.1

BioTime, Inc. Announces Board Membership Changes and Management and Board Changes at Its Subsidiary Asterias Biotherapeutics, Inc.

ALAMEDA, Calif.--(BUSINESS WIRE)--April 14, 2014--BioTime, Inc. (NYSE MKT: BTX) announced that its Board of Directors has appointed Deborah Andrews and David Schlachet to the Board of Directors.

David Schlachet serves as a director of several public and private companies. Mr. Schlachet is the former Chairman and Chief Executive Officer of Syneron Medical Ltd., an Israeli aesthetic medical device company, and he has served as a director of the Tel Aviv Stock Exchange. Mr. Schlachet’s career also includes other senior executive management positions in the food industry, in venture capital, and in science and research, including serving as Vice President of Finance and Administration of the Weizmann Institute of Science, Israel’s premier post-graduate scientific research institute, and as Chief Executive Officer of its technology transfer company Yeda Research and Development Company, Ltd. Mr. Schlachet also serves as Chairman of the Board of BioTime’s subsidiary Cell Cure Neurosciences Ltd.

Deborah Andrews, who will join the BioTime Audit Committee, is Vice President-Chief Accounting Officer of STAAR Surgical Company, a leading ophthalmic device company. Ms. Andrews joined STAAR in 1995 and served in positions of increasing responsibility over the next eighteen years, first as Assistant Controller, then as Vice President-International Finance, then as Global Controller and then as Vice President-Chief Financial Officer from 2005 until 2013. Following her appointment as CFO in 2005, Ms. Andrews was a member of the senior executive team that successfully led the transformation of STAAR into a rapidly growing, profitable, and financially strong industry leader. Early in her career, Ms. Andrews served as a senior accountant and auditor for KPMG Peat Marwick, a major public accounting firm.

The appointment of David Schlachet and Deborah Andrews to the BioTime Board of Directors fills two vacancies created by the resignations of Henry L. Nordhoff and Andrew von Eschenbach last week. Mr. Nordhoff and Dr. von Eschenbach subsequently resigned from the Board of Directors of BioTime’s subsidiary Asterias Biotherapeutics, Inc. (“Asterias”).

In addition, Michael D. West, who is BioTime’s Chief Executive Officer and a member of its Board of Directors, has replaced Thomas Okarma as President and Chief Executive Officer of Asterias. Dr. West will work with Asterias management and its Board of Directors to better align the company’s expenditures with available capital resources, and will continue to explore synergistic opportunities at Asterias and BioTime that may advance product development in a cost effective manner.

Dr. West had been Asterias’ Vice President of Technology Integration, in which position he focused on opportunities to improve efficiencies in Asterias and BioTime product development programs through coordination of the companies’ respective technologies. The first steps in this approach were taken in the original contribution of assets to Asterias, in which BioTime provided Asterias with quantities of certain human embryonic stem cells developed by BioTime’s subsidiary ES Cell International Pte Ltd (“ESI”) under current good manufacturing practices (cGMP), and nonexclusive, worldwide, royalty-free license to use certain ESI patents pertaining to stem cell differentiation technology. Asterias scientists are already considering ways to integrate the use of the ESI cell lines into Asterias’ product development programs.

BioTime subsequently entered into a material transfer agreement with Asterias under which BioTime provided Asterias with the right to use BioTime’s HyStem® hydrogel formulations which Asterias is using in some of its research and development programs. Asterias was also given an option to negotiate a non-exclusive sub-license to use those hydrogels in neurological, cardiovascular and orthopedic human cell therapy applications. Insight that BioTime has gained from its leading PureStem® technology might help Asterias improve the purity and efficiency of production of the hES derived progenitor cells that it may use in some of its product development programs.

As industry leaders in regenerative medicine, BioTime and its subsidiaries have assembled a broad array of strategically important stem cell technologies and assets for the development of therapeutic and diagnostic products. With over 400 patents and patent applications owned or licensed worldwide, Asterias is an intellectual property leader with numerous foundational patents, and in total, the BioTime family of companies owns or has licensed over 600 key patents and patent applications.

“We remain committed to Asterias and to building shareholder value with its industry leading technologies and with prudent financial management,” said Michael D. West, Asterias’ new Chief Executive Officer. “We also welcome our new shareholders who will receive Asterias Series A common stock when Geron Corporation completes its distribution of those shares to its stockholders. Asterias’ management is continuing to evaluate the opportunities for Asterias’ stem cell assets in order to select the best paths for the advancement of its key product programs, including paths that can be followed with Asterias’ current financial assets and those that would be open to us if Asterias were to obtain the funding it is seeking in the form of research grants, cooperative development arrangements, and new equity capital,” Dr. West concluded.

In other changes at Asterias, BioTime elected Richard LeBuhn, Robert W. Peabody, and Judith Segall to join the Asterias Board of Directors.

Richard LeBuhn is Senior Vice President of Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P., a private investment fund. Mr. LeBuhn previously was Principal of Broadfield Capital Management, LLC, a private investment firm, and has held senior management positions with other private investment and financial advisory firms.

Mr. Peabody is Asterias’ Chief Financial Officer and is Senior Vice President, Chief Operating Officer and Chief Financial Officer of BioTime. Judith Segall is Vice President of Administration and Secretary of BioTime and is a long-standing member of its Board of Directors.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

• Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

• OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.

• Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.

• LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.

• ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.

• BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.

• OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.

• ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's and Asterias’ Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com